EXHIBIT 99.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 11-K

(mark one)

(X)      ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
         ACT OF 1934
         For the fiscal year ended April 30, 1997
                                       Or

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   Commission File Nos.: 33-37529 and 33-44230

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                 Medtronic, Inc.
                            7000 Central Avenue N.E.
                              Minneapolis, MN 55432


                                   SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDTRONIC, INC. AND PARTICIPATING
                                        EMPLOYERS SUPPLEMENTAL RETIREMENT
                                        PLAN


Dated:  October 24, 1997           By:  /s/ Janet S. Fiola
                                        ----------------------
                                        Janet S. Fiola
                                        Senior Vice President,
                                        Human Resources

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS

                          SUPPLEMENTAL RETIREMENT PLAN

                              FINANCIAL STATEMENTS

                           AND ADDITIONAL INFORMATION



                             APRIL 30, 1997 AND 1996

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS

                          SUPPLEMENTAL RETIREMENT PLAN

                              FINANCIAL STATEMENTS

                           AND ADDITIONAL INFORMATION

                             APRIL 30, 1997 AND 1996


TABLE OF CONTENTS TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

                                                                                         PAGE
                                                                                         ----
Financial Statements:

    Report of Independent Accountants                                                       1

    Statement of Net Assets Available for Benefits                                          2

    Statement of Changes in Net Assets Available for Benefits                               3

    Notes to Financial Statements                                                        4-12


Additional Information:*

    Schedule I - Item 27a Form 5500 - Schedule of Assets Held for Investment Purposes      13

    Schedule II - Item 27d Form 5500 - Schedule of Reportable Transactions                 14



* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        Report of Independent Accountants



October 3, 1997

To the Participants and Administrator
of the Medtronic, Inc. and Participating
Employers Supplemental Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan at April 30, 1997 and 1996, and the changes in net assets for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                  ($ IN 000'S)

                                                                April 30,
                                                        ------------------------
                                                           1997          1996
                                                        ----------    ----------
Assets:

Investments at Fair Value:
      Medtronic, Inc. Stock Fund                        $  232,225    $  203,833
      Vanguard Wellington Fund                              64,539        51,231
      Vanguard Explorer Fund                                11,460         9,959
      Vanguard Wellesley Income Fund                         7,700         5,100
      VMMR Prime Portfolio                                  10,393         4,612
      Vanguard 500 Portfolio Index Trust                    55,000        33,606
      Vanguard Prime Cap Fund                               29,842        17,551
      Vanguard Windsor II Fund                              32,620        17,665
      Vanguard International Growth Fund                    11,754         8,523
      Vanguard Total Bond Market Fund                        2,439         1,682
      Participant Loans                                     10,583         8,702
      Interest in  Master Trust Fund                          --               7
                                                        ----------    ----------
                                                           468,555       362,471

Deposits with Insurance Companies, at Contract Value       114,155        86,765
                                                        ----------    ----------

      Total Investments                                    582,710       449,236

Contributions Receivable:
      Employer                                               8,601        11,413
      Employee                                               1,970         1,564
                                                        ----------    ----------

Net Assets Available for Benefits                       $  593,281    $  462,213
                                                        ==========    ==========

The accompanying notes are an integral part of these financial statements.

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                  ($ IN 000'S)

                                                         Years ended April 30,
                                                        -----------------------
                                                           1997          1996
                                                        ----------   ----------
Additions:

Contributions:
     Employer                                           $   13,043   $   14,825
     Employee                                               34,348       25,518

Investment Activity:
      Interest and Dividend Income                          18,355       12,016
      Interest in Master Trust Fund Investment Activity       --            338
      Net Appreciation in Fair Value of Investments         78,763       78,363
                                                        ----------   ----------

      Total Investment Income                               97,118       90,717

Net Assets Transferred from Other Plans                        423        8,657
                                                        ----------   ----------

      Total Additions                                      144,932      139,717

Deductions:

Benefit Payments                                           (13,864)     (10,716)
                                                        ----------   ----------

Increase in Net Assets                                     131,068      129,001

Net Assets Available for Benefits:

Beginning of Year                                          462,213      333,212
                                                        ----------   ----------

End of Year                                             $  593,281   $  462,213
                                                        ==========   ==========

The accompanying notes are an integral part of these financial statements.

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF THE PLAN

The Medtronic, Inc. and Participating Employers Supplemental Retirement Plan (the Plan) is a defined contribution plan created by Medtronic, Inc. (the company). It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides for a regular savings program whereby participants may deposit between 2% and 12% of their monthly salary. The trustees of the Plan are Vanguard Fiduciary Trust Company (Vanguard Trust) and First Trust National Association (First Trust), hereinafter referred to as the "Trustees". In fiscal 1997 and 1996, the company paid certain administrative expenses of the Plan.

The company matches at least 25% of the employee contribution, up to 6% of compensation. The company may contribute additional amounts, up to an additional 75% of the amount contributed by the employee (up to 6% of compensation), if certain performance goals are achieved.

Participants are 20% vested in the company contributions upon completing one year of service. Additional vesting accrues at the rate of 20% per year thereafter. Participants are 100% vested in their own contributions at all times. Participant forfeiture of nonvested amounts reduce the company contribution. Employer matching contributions of $177,244 and $158,124 during fiscal years 1997 and 1996, respectively, were forfeited by terminating employees before those amounts became vested.

Participants direct investment of funds allocated to their account among eleven investments. The Vanguard Wellington Fund, a balanced fund, consists of common stocks and fixed income securities. The Interest Income Fund consists of deposits with insurance companies at fixed rates of return. The Medtronic, Inc. Stock Fund consists of holdings in Medtronic, Inc. common stock. The Vanguard 500 Portfolio Index Trust consists of stocks comprising the Standard and Poor's 500 Index. The Vanguard Explorer Fund is an aggressive growth fund consisting of common stocks of small companies. The VMMR Prime Portfolio consists of high-quality money market instruments. The Vanguard Windsor II Fund, a growth and income fund, consists of common stocks that, in the opinion of the investment advisor, are undervalued in the marketplace. The Vanguard Total Bond Market Fund is a bond fund that seeks to parallel the performance of an established Bond Index. The Vanguard Wellesley Income Fund, a balanced fund, invests in corporate bonds and stocks with above average dividend yields. The Vanguard Prime Cap Fund consists of stock, that in the opinion of the investment advisor, have strong earnings growth potential. The Vanguard International Growth Fund, an international stock fund, consists of non-U.S. stocks selected for their appreciation potential.

Termination or retirement benefits are paid by the Trustees in accordance with the provisions of the Plan and the instructions of Medtronic, Inc., acting as plan administrator. In the event the Plan were terminated, participants become fully vested and the company would cause all amounts in the hands of the Trustees to be allocated and distributed to the participants based upon their investment balance.

NOTE 2 -- SUMMARY OF ACCOUNTING PRINCIPLES

Basis of Presentation

The financial statements of the Plan are prepared on the accrual basis of accounting.

Valuation of Investments

As determined by the Trustees, investments are stated at fair value based upon quoted market prices, except deposits with insurance companies guaranteed investment contracts which are valued at contract value. Contract value represents contributions made under the contract, plus earnings, less plan withdrawals, and administrative expenses.

Valuation of Participant Loans

Participant loans are valued at cost which approximates fair value. Participants can have only one loan outstanding at a time and can borrow up to 50% of their vested balance not to exceed the maximum loan amount of $50,000. The minimum loan amount is $1,000. Loans are repaid through payroll deduction in equal amounts over a 1 to 5 year period. The interest rate is calculated as one percentage point over the prime rate in effect at First Bank, St. Paul, N.A., on the first work day of the month in which the loan is made and remains fixed for the duration for the loan.

Investment Activity

Interest and dividend income consists of amounts earned on investments in the Plan's separate trust held by Vanguard Trust.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE 3 -- TRUSTEES

Vanguard Trust maintains all assets of the Plan, excluding any assets held in the Master Trust Fund maintained by First Trust. Vanguard Trust is recordkeeper of the Plan assets held by Vanguard Trust and certain deposits held by insurance companies held in the Master Trust Fund. Vanguard Trust maintains a separate account in the name of each participant in the Plan to record the assets allocated to the participant and the earnings, losses, disbursements and expenses credited thereto. Medtronic, Inc. and First Trust act as recordkeeper for the remaining assets held in the Master Trust Fund.

NOTE 4 -- BENEFIT OBLIGATIONS

Differences in the amounts reported in the financial statements and the Form 5500 relate to benefit obligations at April 30, 1997 and 1996, for persons who have withdrawn from participation in the Plan are as follows: ($ in 000's)

                                                  April 30,
                                            --------------------
                                              1997        1996
                                            --------    --------
      Medtronic, Inc. Stock Fund            $    251    $    215
      Interest Income Fund                       606         908
      Vanguard Wellington Fund                    44          88
      Vanguard Explorer Fund                      20           3
      Vanguard Wellesley Income Fund               9        --
      VMMR Prime Portfolio                       379           9
      Vanguard 500 Portfolio Index Trust          46          32
      Vanguard Prime Cap Fund                     35          10
      Vanguard Windsor II Fund                    30          64
      Vanguard International Growth Fund           6           5
      Vanguard Total Bond Market Fund              3        --
      Participant Loans                           36          15
                                            --------    --------

                                            $  1,465    $  1,349
                                            ========    ========


NOTE 5 -- RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500: ($ in 000's)

                                                                          April 30,
                                                                  -------------------------
                                                                     1997          1996
                                                                  ----------    ----------
Net assets available for benefits per the financial statements    $  593,281    $  462,213
Amounts allocated to withdrawing participants                         (1,465)       (1,349)
                                                                  ----------    ----------

Net assets available for benefits per the Form 5500               $  591,816    $  460,864
                                                                  ==========    ==========

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500: ($ in 000's)

                                             Year Ended April 30, 1997
                                             -------------------------

Benefits paid to participants per the financial
statements                                         $   13,864
Add:  Amounts allocated to withdrawing
     participants at  April 30, 1997                    1,465
Less: Amounts allocated to withdrawing
     participants at April 30, 1996                    (1,349)
                                                   ----------

Benefits paid to participants per the Form 5500    $   13,980
                                                   ==========

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to April 30 but not yet paid as of that date.


NOTE 6 -- TAX STATUS

The Plan has received a favorable determination letter of tax qualification from the Internal Revenue Service. The Plan administrator believes the Plan continues to qualify under the provision of Section 401(a) of the Internal Revenue Code, and that the related trust is exempt from federal income tax.


NOTE 7 -- INVESTMENTS

During the years ended April 30, 1997 and 1996 the Plan had transactions with Vanguard Trust and First Trust, the Plan's trustees, which are allowed by the Plan and are acceptable under the Internal Revenue Code. These transactions are classified as party-in-interest transactions. The investments held by Vanguard Trust as of April 30, 1997 and 1996 and the statement of changes for the periods then ended are presented in the following table:

                                                                                             Vanguard
                                Medtronic, Inc.    Interest      Vanguard      Vanguard      Wellesley      VMMR         Vanguard
                                    Stock           Income      Wellington     Explorer       Income        Prime      500 Portfolio
1997 ($ in 000's)                   Fund             Fund          Fund          Fund          Fund       Portfolio     Index Trust
                                ----------------------------------------------------------------------------------------------------
Balance, April 30, 1996           $ 203,833       $  86,765      $ 51,231       $  9,959      $ 5,100      $  4,612       $ 33,606

Net Assets Transferred
  from Other Plans                       59               5            15             53            8            70             29

Contributions                        18,469           7,098         4,858          2,511          841           942          5,195

Inter-Fund Transfers                (47,043)         19,313           751            104        1,216         4,645          7,199

Interest and Dividend Income          1,290           5,652         4,674            725          590           437          1,024

Realized/Unrealized Gain/(Loss)      59,752            --           4,630         (1,633)         101          --            8,612

Distributions                        (4,135)         (4,685)       (1,620)          (259)        (156)         (313)          (665)

Net Assets Transferred
  from Master Trust                                       7
                                ----------------------------------------------------------------------------------------------------
Balance, April 30, 1997           $ 232,225       $ 114,155      $ 64,539       $ 11,460      $ 7,700      $ 10,393       $ 55,000
                                ====================================================================================================


                       [WIDE TABLE CONTINUED FROM ABOVE]


                                  Vanguard        Vanguard       Vanguard      Vanguard
                                  Prime Cap      Windsor II    International  Total Bond    Participant
1997 ($ in 000's)                   Fund            Fund        Growth Fund   Market Fund      Loans         Total
                                ------------------------------------------------------------------------------------
Balance, April 30, 1996           $ 17,551        $ 17,665       $  8,523       $ 1,682       $  8,702     $ 449,229

Net Assets Transferred
  from Other Plans                      88              56             27            10              3           423

Contributions                        4,152           3,547          1,725           459           --          49,797

Inter-Fund Transfers                 3,999           7,379            808           174          1,455          --

Interest and Dividend Income           739           1,797            477           140            810        18,355

Realized/Unrealized Gain/(Loss)      3,702           3,092            511            (4)          --          78,763

Distributions                         (389)           (916)          (317)          (22)          (387)      (13,864)

Net Assets Transferred
  from Master Trust                                                                                                7
                                ------------------------------------------------------------------------------------

Balance, April 30, 1997           $ 29,842        $ 32,620       $ 11,754       $ 2,439       $ 10,583     $ 582,710
                                ====================================================================================





                                                                                           Vanguard
                                Medtronic, Inc.   Interest      Vanguard     Vanguard      Wellesley      VMMR         Vanguard
                                    Stock          Income      Wellington    Explorer       Income        Prime      500 Portfolio
1996 ($ in 000's)                   Fund            Fund          Fund         Fund          Fund       Portfolio     Index Trust
                                --------------------------------------------------------------------------------------------------
Balance, April 30, 1995           $ 126,087      $ 85,566       $ 39,176      $ 6,152       $ 1,892       $ 2,348       $ 21,535

Net Assets Transferred
  from Other Plans                    1,390         1,190            731          516           372           453            810

Contributions                        14,458         7,055          4,003        1,525           535           464          3,319

Inter Fund Transfers                  6,385       (21,912)          (717)        (319)        2,052         1,373          1,700

Interest and Dividend Income            956         4,864          2,376          624           310           213            708

Realized/Unrealized Gain/(Loss)      57,906          --            6,917        1,617            82          --            6,271

Distributions                        (3,349)       (3,740)        (1,255)        (156)         (143)         (239)          (737)

Net Assets Transferred
  from Master Trust                                13,742
                                --------------------------------------------------------------------------------------------------

Balance, April 30, 1996           $ 203,833      $ 86,765       $ 51,231      $ 9,959       $ 5,100       $ 4,612       $ 33,606
                                ==================================================================================================


                       [WIDE TABLE CONTINUED FROM ABOVE]


                                  Vanguard       Vanguard       Vanguard      Vanguard
                                  Prime Cap     Windsor II    International  Total Bond    Participant
1996 ($ in 000's)                   Fund           Fund        Growth Fund   Market Fund      Loans           Total
                                -----------------------------------------------------------------------------------
Balance, April 30, 1995           $  7,954       $  7,660       $ 3,965       $   871       $ 6,860       $ 310,066

Net Assets Transferred
  from Other Plans                   1,540            446           760           198           251           8,657

Contributions                        2,604          1,821         1,046           271          --            37,101

Inter Fund Transfers                 2,948          5,144         1,848           265         1,233            --

Interest and Dividend Income           497            635           149            86           598          12,016

Realized/Unrealized Gain/(Loss)      2,464          2,265           846            (5)         --            78,363

Distributions                         (456)          (306)          (91)           (4)         (240)        (10,716)

Net Assets Transferred
  from Master Trust                                                                                          13,742
                                  ---------------------------------------------------------------------------------

Balance, April 30, 1996           $ 17,551       $ 17,665       $ 8,523       $ 1,682       $ 8,702       $ 449,229
                                  =================================================================================

NOTE 8 -- INTEREST IN THE MASTER TRUST FUND

Certain assets of the Plan are invested by the Trustees in a Master Trust Fund with certain assets of the Medtronic, Inc. and Participating Employers Retirement Plan, and the Medtronic, Inc. Employees Stock Ownership Plan (ESOP).

The Trustees maintain a separate account for Medtronic, Inc. and Participating Employers Supplemental Retirement Plan assets held within the Master Trust Fund. The separate account assets primarily consist of deposits with insurance companies.

The Plan's interest in the total net assets held in the Master Trust Fund and changes in net assets during the period are as follows: ($ in 000's)

                                                  Years ended April 30,
                                                 ----------------------
                                                    1997         1996
                                                 ---------    ---------
Interest in Master Trust, Beginning of Year      $       7    $  13,411
Interest and Dividend Income                            --          338
Net Assets Transferred to Separate Trust                (7)     (13,742)
                                                 ---------    ---------

Interest in Master Trust, End of Year            $       0    $       7
                                                 =========    =========


During the years ended April 30, 1997 and 1996, the Plan had transactions with First Trust, the Plan's Trustee, which are allowed by the Plan and are acceptable under the Internal Revenue Code. These transactions have been classified as party-in-interest transactions.

The financial data of the master trust fund on an accrual basis is as follows:

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                                MASTER TRUST FUND

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                             (UNAUDITED, $ IN 000'S)

                                                               April 30,
                                                       -------------------------
                                                          1997           1996
                                                       ----------     ----------
Assets:

Investments at Fair Value:
      Short-Term Investment Fund                       $    3,577     $    4,175
      U.S. Government Securities                           17,564          7,429
      Corporate Debt Securities                            18,287         19,609
      Medtronic, Inc. Common Stock                        222,585        183,212
      Other Common Stocks                                 100,914         84,411
      Capital/Real Estate Fund                                (90)           337
                                                       ----------     ----------
           Total                                          362,837        299,173

Deposits with Insurance Companies, at contract value         --                7
                                                       ----------     ----------

      Total Investments                                   362,837        299,180

Cash Balance                                                  232           --

Accrued Income                                                760            672
                                                       ----------     ----------

      Total Assets                                        363,829        299,852

Liabilities:

Cash Overdrawn                                               --              723
Accrued Expenses                                               65             74
Loan From Medtronic, Inc.                                  27,900         28,672
                                                       ----------     ----------

      Total Liabilities                                    27,965         29,469
                                                       ----------     ----------

Net Assets Available for Benefits                      $  335,864     $  270,383
                                                       ==========     ==========

The financial data of the master trust fund on an accrual basis is as follows:

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                                MASTER TRUST FUND

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                             (UNAUDITED, $ IN 000'S)

                                                         Years ended April 30,
                                                       ------------------------
                                                          1997          1996
                                                       ----------    ----------
Additions:

Contributions:
      Employer                                         $   16,229    $   16,984

Investment Income:
      Interest Income                                       3,720         3,269
      Dividend Income                                       1,100           813
      Other Income                                            730           488
      Net Appreciation in Fair Value of Investments        62,077        69,702
                                                       ----------    ----------

Total Investment Income                                    67,627        74,272
                                                       ----------    ----------

      Total Additions                                      83,856        91,256

Deductions:

Interest Expense                                            2,581         2,698
Benefit Payments                                            1,872         1,575
Expenses                                                      755           688
Net Assets Transferred to Other Trustees                   13,167        25,310
                                                       ----------    ----------

      Total Deductions                                     18,375        30,271
                                                       ----------    ----------

Increase in Net Assets                                     65,481        60,985

Net Assets Available for Benefits:

Beginning of Year                                         270,383       209,398
                                                       ----------    ----------

End of Year                                            $  335,864    $  270,383
                                                       ==========    ==========

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                                MASTER TRUST FUND

For the years ended April 30, 1997 and 1996 investments in the Master Trust Fund (including gains and losses on investments bought and sold during the year) appreciated in value by $62,077,000 and $69,702,000, respectively, as follows:
($ in 000's)

                                                   Years ended April 30,
                                                 -------------------------
                                                    1997           1996
                                                 ----------     ----------
Net Appreciation/(Depreciation) in Fair Value
of Investments:
   Short-Term Investment Fund                    $   (1,462)    $       88
   U.S. Government Securities                          (269)           168
   Corporate Debt Securities                           (934)          (561)
   Medtronic, Inc. Common Stock                      52,533         55,174
   Other Common Stocks                               12,399         14,651
   Capital/Real Estate Funds                           (190)           182
                                                 ----------     ----------

                                                 $   62,077     $   69,702
                                                 ==========     ==========

                                                          ADDITIONAL INFORMATION

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                          SCHEDULE I-ITEM 27A FORM 5500
                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
               (IN 000'S EXCEPT FOR NUMBER OF PARTICIPANTS/SHARES)

                                 APRIL 30, 1997


------------------------------------------------------------------------------------------------------------------------------------
      Description of Investment                 Investment Type            Participants       Shares          Cost      Market Value
------------------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc. Stock Fund               Company Stock Fund                    5,738         8,134,959     $ 116,648     $ 232,225
Interest Income Fund                     Unallocated Insurance Contracts       4,682       114,095,220       114,155       114,155
Vanguard Wellington Fund                 Registered Investment Company         3,023         2,378,552        52,654        64,539
Vanguard Explorer Fund                   Registered Investment Company         1,666           232,519        11,753        11,460
Vanguard Wellesley Income Fund           Registered Investment Company           713           377,798         7,574         7,700
VMMR Prime Portfolio                     Registered Investment Company           608        10,387,536        10,393        10,393
Vanguard 500 Portfolio Index Trust       Registered Investment Company         2,983           733,978        39,524        55,000
Vanguard Prime Cap Fund                  Registered Investment Company         2,413           900,449        23,988        29,842
Vanguard Windsor II Fund                 Registered Investment Company         2,318         1,293,318        27,856        32,620
Vanguard International Growth Fund       Registered Investment Company         1,284           691,062        10,633        11,754
Vanguard Total Bond Market Fund          Registered Investment Company           453           251,046         2,451         2,439
Participant Loans                        Loans Other Than Mortgages            1,644              -           10,583        10,583
  (interest rates: 7.25% to 10.0%)
------------------------------------------------------------------------------------------------------------------------------------

Totals                                                                                                     $ 428,212     $ 582,710
====================================================================================================================================



The above data was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, and First Trust, the Plan's Trustees .

                                                          ADDITIONAL INFORMATION

                   MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

                         SCHEDULE II-ITEM 27D FORM 5500
                       SCHEDULE OF REPORTABLE TRANSACTIONS
                 (IN 000'S EXCEPT FOR NUMBER OF PURCHASES/SALES)

                            YEAR ENDED APRIL 30, 1997


------------------------------------------------------------------------------------------------------------------------------------
                                            Cost of         No. of        Proceeds       No. of                         Historical
      Description of Investment             Purchase       Purchases      from Sale      Sales      Cost of Sales     Gain or (Loss)
------------------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc. Stock Fund                 $ 106,512          237         $ 137,880       245         $ 108,586         $ 29,294
Interest Income Fund                         100,988          259            67,521       254            67,521               -
Vanguard Wellington Fund                      18,595          207             9,901       224             8,701            1,200
Vanguard Explorer Fund                        11,787          209             8,662       209             8,533              129
Vanguard Wellesley Income Fund                 5,820          138             3,320       136             3,306               14
VMMR Prime Portfolio                          31,205          233            25,452       198            25,452               -
Vanguard 500 Portfolio Index Trust            25,830          230            13,037       217            11,871            1,166
Vanguard Prime Cap Fund                       15,079          212             6,508       212             5,899              609
Vanguard Windsor II Fund                      25,102          226            13,256       195            12,516              740
Vanguard International Growth Fund             6,493          180             3,776       160             3,605              171
Vanguard Total Bond Market Fund                1,876          138             1,115        93             1,121               (6)
------------------------------------------------------------------------------------------------------------------------------------

Totals                                     $ 349,287                      $ 290,428                   $ 257,111         $ 33,317
====================================================================================================================================



The above data represents information relating to the Plan's individual trust only. It was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, the Plan's Trustee.

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37529 and 33-44230) of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan of our report dated October 3, 1997 appearing in this Annual Report of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan on Form 11-K for the year ended April 30, 1997.





/s/ Price Waterhouse LLP
Price Waterhouse LLP
Minneapolis, Minnesota
October 23, 1997